SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 21, 2013

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)
JFK INTERNATIONAL AIRPORT Building 151, Room 361, Jamaica, NY 11430 (Address of principal executive offices) Issuer's Telephone Number: (718) 244 8880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 14, 2013, Baltia Air Lines acquired and filed with the Federal Aviation Authority the purchase of one Cessna Citation aircraft, which the Company intends to use for its continuous staff travels between operations offices at John F. Kennedy Airport and Willow Run Airport. The aircraft was purchased from Transportation Plus, LLC, a Wyoming-registered company, not affiliated with any of Baltia's officers, directors, or associates. Baltia issued 15,000,000 of the Company's common shares, valued at $300,000, for the aircraft. The value is calculated by multiplying the amount of shares by $0.02, the market share price as of the date of registration with FAA. Baltia believes that this purchase will promote efficiency and economy throughout the certification process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

/ ____signed___ /
Igor Dmitrowsky
President

May 21, 2013